Lee Enterprises, Incorporated
201 N. Harrison Street
Davenport, IA 52801

RE:	Lee Enterprises, Incorporated
Registration Statement on Form S-3
File No. 333-192940
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2013, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on January 21, 2014, in connection with the registration by the Company of the following securities (the “Securities”): (i) one or more series of senior debt securities, senior convertible debt securities, subordinated debt securities and subordinated convertible debt securities (the “Debt Securities”); (ii) shares of common stock, par value $0.01 per share, including associated common stock purchase rights to purchase one share of preferred stock exercisable upon the occurrence of certain events (the “Common Stock”); (iii) shares of serial convertible preferred stock and preferred stock represented by depositary shares (the “Preferred Stock”); (iv) depository shares (the “Depository Shares”); (v) warrants permitting holders to purchase upon exercise Debt Securities, Common Stock or Preferred Stock (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt

Lee Enterprises, Incorporated
January 21, 2014

Securities of the Company (“Subscription Rights”), and (vii) units (the “Units”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.
We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
We have also assumed that the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act, an appropriate prospectus supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and the terms of the Securities and their issue and sale do not and will not violate any applicable law, public policy or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Furthermore, we have assumed that Warrants, Subscription Rights and Units for Common Stock and Preferred Stock of the Company, and the definitive agreements evidencing or governing such securities, are governed by Delaware law.
Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), we are of the opinion that:

1.
With respect to Common Stock, including shares of Common Stock to be issued upon conversion or exercise of any Security that is convertible into or exercisable for Common Stock in accordance with the terms of such Security, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.
With respect to Preferred Stock, including shares of Preferred Stock to be issued upon conversion or exercise of any Security that is convertible into or exercisable for Preferred Stock in accordance with the terms of such Security, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase,

Lee Enterprises, Incorporated
January 21, 2014

underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.
With respect to the Debt Securities, as of the date hereof, the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power to create the obligations contained within the Debt Securities, and has authorized the filing of the Registration Statement registering such Debt Securities.

4.
With respect to the Warrants for Common Stock or Preferred Stock, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

5.
With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the applicable Certificate of Designation for the Depositary Shares has been duly filed with the Office of the Secretary of State of the State of Delaware, and (c) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be validly issued, fully paid and non-assessable, and will entitle their holders to the rights specified in the Deposit Agreement.

6.
With respect to Subscription Rights for Common Stock or Preferred Stock, when (a) an agreement relating to such Subscription Rights (the “Subscription Rights Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Subscription Rights have been established in accordance with the Subscription Rights Agreement, and (c) the Subscription Rights have been executed and delivered in accordance with the related Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, such Subscription Rights will be legal, valid and binding obligations of the Company.

7.
With respect to the Units for Common Stock or Preferred Stock, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt

Lee Enterprises, Incorporated
January 21, 2014

of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

The opinions set forth in paragraphs 4 and 7, above, are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware General Corporation Law. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law as currently in effect and the facts as they currently exist, and we assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. For purposes hereof, “Delaware General Corporation Law” includes such statute, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. Except as expressly set forth herein, we express no opinion regarding the laws of any state, including any state securities or “blue sky” laws or related regulations.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

LANE & WATERMAN LLP